Exhibit 99.1

Oxford Square Capital Corp. Announces Net Asset Value and Selected Financial Results for the Quarter Ended December 31, 2022 and
Declaration of Distributions on Common Stock for the Months Ending April 30, May 31, and June 30, 2023

GREENWICH, CT – 3/21/2023 –Oxford Square Capital Corp. (NasdaqGS: OXSQ) (NasdaqGS: OXSQL) (NasdaqGS: OXSQZ) (NasdaqGS: OXSQG) (the “Company,” “we,” “us” or “our”) announced today its financial results and related information for the quarter ended December 31, 2022.

•	On March 16, 2023, our Board of Directors declared the following distributions on our common stock:

Month Ending	Record Date	Payment Date	Amount Per Share
April 30, 2023	April 14, 2023	April 28, 2023	$0.035
May 31, 2023	May 17, 2023	May 31, 2023	$0.035
June 30, 2023	June 16, 2023	June 30, 2023	$0.035

•	Net asset value (“NAV”) per share as of December 31, 2022 stood at $2.78, compared with a NAV per share on September 30, 2022 of $3.34.

•	Net investment income (“NII”), calculated in accordance with U.S. generally accepted accounting principles, was approximately $6.5 million, or $0.13 per share, for the quarter ended December 31, 2022, compared with approximately $5.6 million, or $0.11 per share, for the quarter ended September 30, 2022.

•	Total investment income for the quarter ended December 31, 2022 amounted to approximately $11.9 million, compared with approximately $11.4 million for the quarter ended September 30, 2022.

o	For the quarter ended December 31, 2022 we recorded investment income from our portfolio as follows:

▪	$7.5 million from our debt investments; and

▪	$4.4 million from our CLO equity investments and other income.

•	Our total expenses for the quarter ended December 31, 2022 were approximately $5.4 million, compared with total expenses of approximately $5.8 million for the quarter ended September 30, 2022.

•	As of December 31, 2022, the following metrics applied (note that none of these metrics represented a total return to shareholders):

o	The weighted average yield of our debt investments was 11.9% at current cost, compared with 10.4% as of September 30, 2022;
o	The weighted average effective yield of our CLO equity investments at current cost was 8.4%, compared with 9.0% as of September 30, 2022; and
o	The weighted average cash distribution yield of our cash income producing CLO equity investments at current cost was 13.0%, compared with 16.6% as of September 30, 2022.

•	For the quarter ended December 31, 2022, we recorded a net decrease in net assets resulting from operations of approximately $22.8 million, consisting of:

o	NII of approximately $6.5 million;
o	Net realized gains of approximately $98,000; and
o	Net unrealized depreciation of approximately $29.4 million.

•	During the fourth quarter of 2022, we made investments of approximately $6.1 million, and received approximately $216,000 from sales and repayments of investments.

•	Our weighted average credit rating was 2.2 based on total fair value and 2.4 based on total principal amount as of December 31, 2022, compared with a weighted average credit rating of 2.2 based on total fair value and 2.4 based on total principal amount as of September 30, 2022.

•	As of December 31, 2022, we had three debt investments (in one portfolio company) on non-accrual status, with a combined fair value of approximately $172,000. Also, as of December 31, 2022, our preferred equity investments in one of our portfolio companies were on non-accrual status, which had an aggregate fair value of approximately $4.3 million.

We will hold a conference call to discuss fourth quarter results today, Tuesday, March 21st, 2023 at 9:00 AM ET. The toll-free dial-in number is 1-844-200-6205, access code number 521933. There will be a recording available for 30 days. If you are interested in hearing the recording, please dial 1-866-813-9403. The replay pass-code number is 808708.

A presentation containing further detail regarding our quarterly results of operations has been posted under the Investor Relations section of our website at www.oxfordsquarecapital.com.

OXFORD SQUARE CAPITAL CORP.
STATEMENTS OF ASSETS AND LIABILITIES

	December 31, 2022	December 31, 2021
ASSETS
Non-affiliated/non-control investments (cost: $495,000,997 and $495,212,632, respectively)	$310,347,097	$420,038,717
Affiliated investments (cost: $16,836,822 and $16,836,822, respectively)	4,349,818	772,491
Cash and cash equivalents	9,019,164	9,015,700
Interest and distributions receivable	3,492,716	3,064,477
Other assets	785,640	615,109
Total assets	$327,994,435	$433,506,494
LIABILITIES
Notes payable – 6.50% Unsecured Notes, net of deferred issuance costs of $405,657 and $730,361, respectively	$63,964,568	$63,639,864
Notes payable – 6.25% Unsecured Notes, net of deferred issuance costs of $776,766 and $1,009,924, respectively	44,013,984	43,780,826
Notes payable – 5.50% Unsecured Notes, net of deferred issuance costs of $2,153,762 and $2,539,305, respectively	78,346,238	77,960,695
Base Fee and Net Investment Income Incentive Fee payable to affiliate	1,323,573	1,688,712
Accrued interest payable	1,216,109	1,216,109
Accrued expenses	458,001	625,163
Total liabilities	189,322,473	188,911,369
COMMITMENTS AND CONTINGENCIES
NET ASSETS
Common stock, $0.01 par value, 100,000,000 shares authorized; 49,844,796 and 49,690,059 shares issued and outstanding, respectively	498,447	496,900
Capital in excess of par value	434,737,950	434,462,322
Total distributable earnings/(accumulated losses)	(296,564,435)	(190,364,097)
Total net assets	138,671,962	244,595,125
Total liabilities and net assets	$327,994,435	$433,506,494
Net asset value per common share	$2.78	$4.92

OXFORD SQUARE CAPITAL CORP.
STATEMENTS OF OPERATIONS

	Year Ended December 31, 2022	Year Ended December 31, 2021	Year Ended December 31, 2020
INVESTMENT INCOME
From non-affiliated/non-control investments:
Interest income – debt investments	$25,234,315	$17,440,229	$20,252,055
Income from securitization vehicles and investments	17,093,203	18,691,631	15,014,000
Other income	790,594	1,043,153	676,450
Total investment income from non-affiliated/ non-control investments	43,118,112	37,175,013	35,942,505
Total investment income	43,118,112	37,175,013	35,942,505
EXPENSES
Interest expense	12,354,392	10,495,897	7,878,906
Base Fee	5,903,986	6,287,173	4,525,034
Professional fees	1,393,116	1,910,390	1,545,279
Compensation expense	915,583	723,931	708,350
Director’s fees	417,500	490,500	441,500
Insurance	378,804	422,805	330,746
Transfer agent and custodian fees	231,241	222,581	206,686
General and administrative	835,912	521,541	591,512
Total expenses before incentive fees	22,430,534	21,074,818	16,228,013
Net Investment Income Incentive Fees	—	—	—
Capital gains incentive fees	—	—	—
Total incentive fees	—	—	—
Total expenses	22,430,534	21,074,818	16,228,013
Net investment income	20,687,578	16,100,195	19,714,492
Net change in unrealized (depreciation)/appreciation on investments:
Non-Affiliate/non-control investments	(109,479,985)	37,699,436	(7,029,647)
Affiliated investments	3,577,327	772,491	(2,816,790)
Total net change in unrealized (depreciation)/appreciation on investments	(105,902,658)	38,471,927	(9,846,437)
Net realized losses:
Non-affiliated/non-control investments…	(339,819)	(14,987,438)	(8,151,553)
Extinguishment of debt	—	—	(5,211)
Total net realized losses	(339,819)	(14,987,438)	(8,156,764)
Net (decrease)/increase in net assets resulting from operations	$(85,554,899)	$39,584,684	$1,711,291
Net increase in net assets resulting from net investment income per common share (Basic and Diluted):	$0.42	$0.32	$0.40
Net (decrease)/increase in net assets resulting from operations per common share (Basic and Diluted):	$(1.72)	$0.80	$0.03
Weighted average shares of common stock outstanding (Basic and Diluted):	49,757,122	49,624,851	49,477,215

FINANCIAL HIGHLIGHTS

	Year Ended December 31, 2022	Year Ended December 31, 2021	Year Ended December 31, 2020	Year Ended December 31, 2019	Year Ended December 31, 2018
Per Share Data
Net asset value at beginning of year	$4.92	$4.55	$5.12	$6.60	$7.55
Net investment income(1)	0.42	0.32	0.40	0.81	0.67
Net realized and unrealized (losses)/gains(2)	(2.14)	0.47	(0.36)	(1.49)	(0.91)
Net (decrease)/increase in net assets resulting from operations	(1.72)	0.79	0.04	(0.68)	(0.24)
Distributions per share from net investment income	(0.42)	(0.42)	(0.61)	(0.80)	(0.73)
Distributions based on weighted average share impact	—	—	—	—	0.01
Tax return of capital distributions	—	—	—	—	(0.07)
Total distributions(3)	(0.42)	(0.42)	(0.61)	(0.80)	(0.79)
Effect of shares issued, net of offering expenses	—	—	—	—	—
Effect of shares issued/repurchased, gross	—	—	—	—	0.08
Net asset value at end of year	$2.78	$4.92	$4.55	$5.12	$6.60
Per share market value at beginning of year	$4.08	$3.05	$5.44	$6.47	$5.74
Per share market value at end of year	$3.12	$4.08	$3.05	$5.44	$6.47
Total return based on Market Value(4)	(14.11)%	47.38%	(31.75)%	(4.14)%	26.95%
Total return based on Net Asset Value(5)	(34.96)%	17.36%	0.82%	(10.26)%	(1.99)%
Shares outstanding at end of year	49,844,796	49,690,059	49,589,607	48,448,987	47,650,959
Ratios/Supplemental Data(7)
Net assets at end of year (000’s)	$138,672	$244,595	$225,427	$247,999	$314,724
Average net assets (000’s)	$192,785	$242,589	$192,137	$289,373	$369,258
Ratio of expenses to average net assets	11.64%	8.69%	8.45%	8.35%	6.17%
Ratio of net investment income to average net assets	10.73%	6.64%	10.26%	13.30%	9.07%
Portfolio turnover rate(6)	17.09%	11.09%	23.72%	12.75%	35.18%

(1)	Represents per share net investment income for the period, based upon weighted average shares outstanding.
(2)	Net realized and unrealized gains/(losses) include rounding adjustments to reconcile change in net asset value per share.
(3)	Management monitors available taxable earnings, including net investment income and realized capital gains, to determine if a tax return of capital may occur for the year. To the extent the Company’s taxable earnings fall below the total amount of the Company’s distributions for that fiscal year, a portion of those distributions may be deemed a tax return of capital to the Company’s stockholders. The ultimate tax character of the Company’s earnings cannot be determined until tax returns are prepared after the end of the fiscal year.
(4)	Total return based on market value equals the increase or decrease of ending market value over beginning market value, plus distributions, assuming distribution reinvestment prices obtained under the Company’s distribution reinvestment plan, excluding any discounts divided by the beginning market value per share.
(5)	Total return based on net asset value equals the increase or decrease of ending net asset value over beginning net asset value, plus distributions, divided by the beginning net asset value.
(6)	Portfolio turnover rate is calculated using the lesser of the annual cash investment sales and repayments of principal or annual cash investment purchases over the average of the total investments at fair value.
(7)	The following table provides supplemental performance ratios measured for the years ended December 31, 2022, 2021, 2020, 2019, and 2018:

	Year Ended December 31, 2022	Year Ended December 31, 2021	Year Ended December 31, 2020	Year Ended December 31, 2019	Year Ended December 31, 2018
Ratio of expenses to average net assets:
Expenses before incentive fees	11.64%	8.69%	8.45%	7.14%	4.92%
Net Investment Income Incentive Fees	—%	—%	—%	1.21%	1.24%
Capital Gains Incentive Fees	—%	—%	—%	—%	—%
Ratio of expenses, excluding interest expense, to average net assets	5.23%	4.36%	4.35%	4.93%	4.21%

About Oxford Square Capital Corp.

Oxford Square Capital Corp. is a publicly-traded business development company principally investing in syndicated bank loans and debt and equity tranches of collateralized loan obligation (“CLO”) vehicles. CLO investments may also include warehouse facilities, which are financing structures intended to aggregate loans that may be used to form the basis of a CLO vehicle.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events, except as may be required by law.

Contact:

Bruce Rubin

203-983-5280

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